Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rent the Runway, Inc. of our report dated July 16, 2021 relating to the financial statements, which appears in Rent the Runway Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-260027).

/s/ PricewaterhouseCoopers LLP

New York, New York

October 28, 2021